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                                                                    EXHIBIT 24.2

                       CONSENT OF HOFFSKI & PISANO, P.C.



Horwitz & Beam
Attorneys at Law
Two Venture Plaza., Ste. 380
Irvine, CA 92618

To whom it may concern:

     We hereby consent to the use of our audit reports for Mirage Collection, A Partnership for the twelve months ended June 30, 1996 for use in the Form SB-2 Registration Statements of Mirage Holdings, Inc. and to the reference to this firm as experts in accounting and auditing relating to said financial statements.

                                    Sincerely

                                    /s/ FRANCIS X. PISANO

                                    Hoffski & Pisano, CPAs
                                    Date: October 31, 1997

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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Mirage Holdings, Inc. (the "Company")
          Form SB-2 Registration Statement
          File No. 333-28861

To whom it may concern:

     We agree with the disclosures the Company has made in its Registration Statement on Form SB-2 regarding its change in auditing firms.

                                    Sincerely

                                    /s/ FRANCIS X. PISANO

                                    Hoffski & Pisano, CPAs
                                    Date: October 31, 1997